N E W S R E L E A S E

CONTACT:	Peter D. Brown
Senior Vice President,
Chief Information Officer and Investor
Relations
Foot Locker, Inc.
(212) 720-4254

FOOT LOCKER, INC. REPORTS SECOND QUARTER RESULTS

NEW YORK, NY, August 20, 2009 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its second quarter ended August 1, 2009.

Second Quarter Results
The Company reported a break-even earnings performance for the second quarter ended August 1, 2009 compared with net income of $18 million, or $0.11 per share, last year. Second quarter sales decreased 15.6 percent, to $1,099 million this year compared with sales of $1,302 million for the corresponding prior year period. Excluding the effect of foreign currency fluctuations, total sales for the second quarter decreased 11.8 percent. Comparable-store sales decreased 12.1 percent.

“The impact of lower than anticipated sales in our U.S. businesses on our second quarter earnings were mitigated by the aggressive actions we took to control expenses and inventories,” stated Matthew D. Serra, Foot Locker, Inc.’s Chairman of the Board. “We successfully offset some of the impact of our sales shortfall by reducing our selling, general and administrative expenses, negotiating favorable occupancy costs and benefiting from lower depreciation expense. Additionally, we benefited during the quarter from our improved inventory position, as our total markdown activity was favorable to last year.”

Year-to-Date Results
Net income for the Company’s first six months of the year was $31 million, or $0.20 per share, compared with net income of $21 million, or $0.13 per share, for the corresponding period last year. Last year’s results included store closing expenses and a non-cash impairment charge totaling $18 million, after tax, or $0.12 per share. For comparison purposes, year-to-date net income in 2008, before the store closing expenses and impairment charge, was $39 million, or $0.25 per share.

Year-to-date sales decreased 11.3 percent, to $2,315 million compared with sales of $2,611 million last year. Excluding the effect of foreign currency fluctuations, total sales year-to-date decreased 7.0 percent. Comparable-store sales decreased 7.3 percent.

Financial Position
At August 1, 2009, the Company’s cash and short-term investments totaled $415 million while the debt on its balance sheet was $138 million. The Company’s cash position, net of debt, was $29 million lower than the same time last year, reflecting the cash purchase of CCS for $106 million during the third quarter of last year.

The Company’s merchandise inventory at the end of the second quarter was 8.4 percent lower than at the end of the second quarter last year. On a constant currency basis, merchandise inventory was 6.1 percent below last year.

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Foot Locker, Inc 112 West 34th Street New York, NY 10120

Store Base Update
During the first six months of the year, the Company opened 26 new stores, remodeled/relocated 89 stores and closed 52 stores. At August 1, 2009, the Company operated 3,615 stores in 21 countries in North America, Europe and Australia. In addition, 19 franchised stores were operating in the Middle East and South Korea.

Mr. Serra continued, “While our financial results for the second quarter were affected by the macro external environment, we emerged from the period with a strong cash balance and improved merchandise inventory position. Until we see enduring signs of a pick-up in overall consumer spending, we plan to continue to control the key controllables of our business, with an objective of reducing our operating expenses and optimizing inventory management. Additionally, a strong commitment to maintaining our strong financial position and generating positive cash flow will remain a high priority.”

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, August 21, 2009 to discuss these results. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, August 28, 2009.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended August 1, 2009 and August 2, 2008
(In millions, except per share amounts)

		Second	Second
		Quarter	Quarter
		2009	2008
Sales		$1,099	$1,302

Cost of sales		819	941
Selling, general and administrative expenses		252	299
Depreciation and amortization		28	33
Store closing costs		---	1
Interest expense, net		3	2
Other (income)		(1)	(2)
		1,101	1,274
Income (loss) from continuing operations before income taxes		(2)	28
Income tax expense (benefit)		(1)	10
Income (loss) from continuing operations		(1)	18
Discontinued operations, net of tax		1	---
Net Income	$	---	$18

Diluted EPS:
Income from continuing operations	$	---	$0.11
Discontinued operations, net of tax		---	---
Net Income	$	---	$0.11

Weighted-average diluted shares outstanding		155.9	155.4

		Year-To-Date	Year-To-Date
		2009	2008
Sales		$2,315	$2,611

Cost of sales		1,679	1,884
Selling, general and administrative expenses		530	598
Depreciation and amortization		56	65
Impairment charge		---	15
Store closing costs		---	5
Interest expense, net		5	3
Other (income)		(2)	(2)
		2,268	2,568
Income from continuing operations before income taxes		47	43
Income tax expense		17	22
Income from continuing operations		30	21
Discontinued operations, net of tax		1	---
Net Income		$31	$21

Diluted EPS:
Income from continuing operations		$0.20	$0.13
Discontinued operations, net of tax		---	---
Net Income		$0.20	$0.13

Weighted-average diluted shares outstanding		155.8	155.2

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Reconciliation of Net Income from a GAAP-reported basis to a non-GAAP basis
(unaudited)
(In millions, except per share amounts)

	Year-To-Date	Year-To-Date
	2009	2008
Net income:
GAAP basis	$31	$21
Additions, after tax:
Impairment charge (1)	---	15
Store closing program costs (2)	---	3

Non-GAAP adjusted basis	$31	$39

Net income per share:
GAAP basis	$0.20	$0.13
Additions, after tax:
Impairment charge	---	0.10
Store closing program costs	---	0.02

Non-GAAP adjusted basis	$0.20	$0.25

(1)	2008 amount reflects the write down of the value of a note receivable from the purchaser of the Company’s former Northern Group Operation in Canada.

(2)	2008 amount reflects the costs of closing underproductive stores.

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	August 1,	August 2,
	2009	2008
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$415	$431
Merchandise inventories	1,284	1,401
Other current assets	211	248
	1,910	2,080

Property and equipment, net	433	529
Deferred tax assets	366	243
Other assets	306	413
	$3,015	$3,265

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$322	$363
Accrued and other liabilities	191	266
	513	629

Long-term debt and obligations under capital leases	138	125
Other liabilities	387	252
SHAREHOLDERS’ EQUITY	1,977	2,259
	$3,015	$3,265

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FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	August 1,	August 2,	January 31,
	2009	2008	2009
Foot Locker U.S.
Number of stores	1,211	1,245	1,218
Gross square footage	4,898	5,074	4,953
Selling square footage	2,901	3,030	2,946

Footaction
Number of stores	327	343	335
Gross square footage	1,522	1,600	1,568
Selling square footage	951	993	974

Lady Foot Locker
Number of stores	469	518	486
Gross square footage	1,034	1,148	1,077
Selling square footage	592	654	615

Kids Foot Locker
Number of stores	304	312	305
Gross square footage	724	756	734
Selling square footage	425	448	434

Champs Sports
Number of stores	565	573	565
Gross square footage	3,018	3,096	3,034
Selling square footage	2,005	2,081	2,032

CCS
Number of stores	2	---	---
Gross square footage	6	---	---
Selling square footage	4	---	---

Foot Locker International
Number of stores	737	737	732
Gross square footage	2,145	2,147	2,135
Selling square footage	1,093	1,097	1,091

Total Stores Operated
Number of stores	3,615	3,728	3,641
Gross square footage	13,347	13,821	13,501
Selling square footage	7,971	8,303	8,092

Total Franchised Stores
Number of stores	19	14	17
Gross square footage	80	54	62
Selling square footage	53	36	42

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